UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Mini-Tender Offer for Company Shares

CNL Lifestyle Properties, Inc. (the “Company”) recently learned of a mini-tender offer, by CMG Partners, LLC, to purchase up to 4,000,000 shares of the Company’s issued and outstanding shares of common stock at a price of $1.31 per share in cash (the “Offer”). Filed herewith as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s communication to its stockholders regarding the Offer and the board of directors’ decision, on December 5, 2016, to recommend that stockholders reject the Offer (the “Letter to Stockholders”). As with other recent mini-tender offers, the Letter to Stockholders will be posted on the Company’s website at www.cnllifesytleriet.com, and will not be mailed. In addition, the Company sent a correspondence to financial advisors and broker dealers that sold shares of the Company’s common stock in the Company’s public offerings, notifying them of the Company’s position regarding the CMG mini-tender offer. A copy of the Company’s correspondence to financial advisors and broker dealers is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter to Stockholders dated December 5, 2016.
99.2	Letter to Financial Advisors dated December 5, 2016.

Cautionary Note Regarding Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the ability of the Company to obtain the requisite stockholder approval to consummate the proposed Sale and the Plan of Dissolution, the satisfaction or waiver of other conditions in the Sale Agreement; the outcome of legal proceedings that may be instituted against the Company and others related to the Sale Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions; the risk that the Sale or the other transactions contemplated by the Sale Agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement its operating strategy; changes in economic cycles; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; risks associated with the Company’s tax structuring; failure to maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

Given these uncertainties, the Company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s documents filed from time to time with the SEC, including, but not limited to, the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com/. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2016		CNL LIFESTYLE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Letter to the Company’s Stockholders dated December 5, 2016.

99.2	Letter to Financial Advisors dated December 5, 2016.

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